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                                                                  Exhibit (n)(1)

                                   Brown & Wood LLP
                                One World Trade Center
                            New York, New York 10048-0557
                              Telephone: (212) 839-5300
                              Facsimile: (212) 839-5599

                                                                  March 28, 1997

ContiFinancial STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19715

    Re:  Registration Statement on Form N-2
         Registration Nos. 333-1787 and 811-7565

Ladies and Gentlemen:

    We have acted as tax counsel to the ContiFinancial STRYPES Trust (the "Trust") in connection with the registration of its Structured Yield Product Exchangeable for Stock (the "STRYPES"). In connection therewith, we have prepared the discussion set forth under the caption "Certain United States Federal Income Tax Considerations" (the "Discussion") in the Prospectus (the "Prospectus") that is part of Amendment No. 3 to the Registration Statement on Form N-2 (Registration Nos. 333-1787 and 811-7565) filed by the Trust with the Securities and Exchange Commission on March 28, 1997.

    We hereby confirm our opinion as set forth in the Discussion. In rendering our opinion, we have examined (i) the Amended and Restated Trust Agreement constituting ContiFinancial STRYPES Trust, (ii) the Contract and (iii) the Security and Pledge Agreement, each in the form filed as an exhibit to the Registration Statement, and have assumed that the obligations contemplated thereunder will be performed in accordance with their terms.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                                      Very truly yours,

                                                      /s/ Brown & Wood LLP